UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

INMED PHARMACEUTICALS INC.
(Name of Registrant as Specified In Its Charter)

___________________________N/A__________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

InMed Pharmaceuticals Inc.

Suite #1445-885 W. Georgia St.

Vancouver, BC V6C 3E8 Canada

**** IMPORTANT REMINDER TO VOTE YOUR SHARES ****

Dear Shareholder,

This letter is a reminder that the Special Meeting of Shareholders (the “Meeting”) of InMed Pharmaceuticals Inc. (“InMed” or the “Company”) will be held virtually on Friday, June 13, 2025 at 10:00 a.m. Pacific Time. You are receiving this reminder because your votes had not yet been received as of the date this letter was mailed. If you have already voted, we would like to thank you for your vote.

The Meeting has been called for the following purpose:

To approve, in accordance with Nasdaq Listing Rules 5635(d) and 5636(b), the potential issuance of 20% or more of the Company’s issued and outstanding common shares, no par value, pursuant to the Standby Equity Purchase Agreement (the “SEPA”) previously entered into by the Company with YA II PN, Ltd., an investment fund managed by Yorkville Advisors Global LP, a global investment manager, on December 13, 2024.

Why Your Vote Matters:

●	InMed’s Board of Directors believes the SEPA represents a low-cost option that will enable the Company to raise capital expeditiously to fund the Company’s operations.

●	Gaining shareholder approval at the Meeting is expected to enhance InMed’s financial flexibility without introducing additional costs and obligations that could be incurred if alternative financing options were pursued.

●	Obtaining shareholder approval for such matters is common practice for growth-stage companies, including within the pharmaceutical industry.

●	If the proposal presented at the Meeting is not ultimately approved by the Company’s shareholders, the Company may be compelled to explore alternative financing options, any of which are likely to be more costly, impede the Company from raising capital more readily in the near term, and more dilutive to the Company’s shareholders.

The proxy materials previously sent by the Company to you on or about May 16, 2025 contain important information regarding the proposals that you and other shareholders are being asked to consider. The Company strongly encourages each shareholder to read this letter and the materials previously circulated by the Company carefully and in their entirety. If you have any questions regarding the proposals, or need assistance with voting, you may reach the Company’s proxy solicitor, toll free at (877) 972-0090 or by email at info@investor-com.com.

You may vote via the following methods:

1.	By Internet: https://vote.odysseytrust.com and click on LOGIN. You will be required to provide the CONTROL NUMBER printed with your address to the right on your proxy form. If you vote by Internet, please do not additionally mail the proxy card to the Company or its proxy solicitor. If you are a holder in street name through a bank or brokerage firm, please follow the voting instructions printed on the proxy card you received.

2.	By Mail: Please return your signed proxy card using the enclosed envelope

Please ensure your vote is submitted no later than 10:00a.m. Pacific Time on June 11, 2025, to be counted at the Meeting.

We appreciate your ongoing support of the Company.

Sincerely,

/s/ Eric A. Adams

Eric A. Adams
President and Chief Executive Officer
Tel: +1.604.416.0999
Email: IR@inmedpharma.com

This letter contains “forward-looking statements” and “forward-looking information” within the meaning of Section 27A of U.S. Securities Act of 1933, as amended, Section 21E of the United States Securities Exchange Act of 1934, as amended, and Canadian securities laws. Forward-looking statements and forward-looking information include statements relating to future events or the Company’s future financial and operating performance, as well as the Company’s business plans, growth initiatives, and objectives and prospects. Forward-looking statements and forward-looking information are subject to numerous factors, risks and uncertainties that could cause actual results to differ materially. Forward-looking statements and forward-looking information are based on the beliefs of management as well as assumptions made by and information currently available to management as of the date hereof.